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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Prospectus and Registration Statement on Form S-4 of Catalytica, Inc. of our report (which contains an explanatory paragraph relating to GENXON Power Systems, L.L.C.'s ability to continue as a going concern as described in Note 2) dated October 26, 1998 relating to the financial statements of GENXON Power Systems, L.L.C., which appears in such Prospectus and Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus and Registration Statement.

/s/ PricewaterhouseCoopers LLP

SanJose, CA
August 5, 1999